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                                                                    Exhibit 4.02



                          VERITAS SOFTWARE CORPORATION

                 2002 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                       (AS ADOPTED EFFECTIVE MAY 14, 2002)




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                                TABLE OF CONTENTS

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SECTION 1.  PURPOSE OF THE PLAN..............................................................1

SECTION 2.  ADMINISTRATION OF THE PLAN.......................................................1
        (a)  Committee Composition...........................................................1
        (b)  Committee Responsibilities......................................................1
        (c)  Date and Time...................................................................1

SECTION 3.  ENROLLMENT AND PARTICIPATION.....................................................1
        (a)  Offering Periods................................................................1
        (b)  Purchase Periods................................................................1
        (c)  Enrollment......................................................................1
        (d)  Duration of Participation.......................................................2
        (e)  Applicable Offering Period......................................................2

SECTION 4.  EMPLOYEE CONTRIBUTIONS...........................................................2
        (a)  Frequency of Payroll Deductions.................................................2
        (b)  Amount of Payroll Deductions....................................................3
        (c)  Changing Withholding Rate.......................................................3
        (d)  Discontinuing Payroll Deductions................................................3
        (e)  Limit on Number of Elections....................................................3

SECTION 5.  WITHDRAWAL FROM THE PLAN.........................................................3
        (a)  Withdrawal......................................................................3
        (b)  Re-Enrollment After Withdrawal..................................................3

SECTION 6.  CHANGE IN EMPLOYMENT STATUS......................................................4
        (a)  Termination of Employment.......................................................4
        (b)  Leave of Absence................................................................4
        (c)  Death...........................................................................4

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.............................................4
        (a)  Plan Accounts...................................................................4
        (b)  Purchase Price..................................................................4
        (c)  Number of Shares Purchased......................................................4
        (d)  Available Shares Insufficient...................................................5
        (e)  Issuance of Stock...............................................................5
        (f)  Tax Withholding.................................................................5
        (g)  Unused Cash Balances............................................................5
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
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SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP...................................................5

SECTION 9.  RIGHTS NOT TRANSFERABLE..........................................................6

SECTION 10.  NO RIGHTS AS AN EMPLOYEE........................................................6

SECTION 11.  NO RIGHTS AS A STOCKHOLDER......................................................7

SECTION 12.  SECURITIES LAW REQUIREMENTS.....................................................7

SECTION 13.  STOCK OFFERED UNDER THE PLAN....................................................7
        (a)  Authorized Shares...............................................................7
        (b)  Anti-Dilution Adjustments.......................................................7
        (c)  Reorganizations.................................................................7

SECTION 14.  AMENDMENT OR DISCONTINUANCE.....................................................8

SECTION 15.  DEFINITIONS.....................................................................8
        (a)  Board...........................................................................8
        (b)  Code............................................................................8
        (c)  Committee.......................................................................8
        (d)  Company.........................................................................8
        (e)  Compensation....................................................................8
        (f)  Corporate Reorganization........................................................8
        (g)  Eligible Employee...............................................................8
        (h)  Exchange Act....................................................................8
        (i)  Fair Market Value...............................................................9
        (m)  International Plan..............................................................9
        (n)  International Plan Account......................................................9
        (j)  Offering Period.................................................................9
        (k)  Participant.....................................................................9
        (l)  Participating Company...........................................................9
        (o)  Purchase Period.................................................................9
        (p)  Purchase Price..................................................................9
        (q)  Stock...........................................................................9
        (r)  Subsidiary......................................................................9
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                          VERITAS SOFTWARE CORPORATION

                 2002 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE INTERNATIONAL PLAN.

               The Board adopted the International Plan effective as of May 14,
2002. The purpose of the International Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.

SECTION 2. ADMINISTRATION OF THE INTERNATIONAL PLAN.

               (a) COMMITTEE COMPOSITION. The Committee shall administer the
International Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.

               (b) COMMITTEE RESPONSIBILITIES. The Committee shall interpret the
International Plan and make all other policy decisions relating to the operation of the International Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the International Plan. The
Committee's determinations under the International Plan shall be final and binding on all persons.

               (c) DATE AND TIME. All dates and times set forth in the International Plan are such dates and times as occur in the United States on such business day at such time at the Company headquarters.

SECTION 3. ENROLLMENT AND PARTICIPATION.

               (a) OFFERING PERIODS. While the International Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The
Offering Periods shall consist of the 24-month periods commencing on each February 16 and August 16.

               (b) PURCHASE PERIODS. While the International Plan is in effect, two Purchase Periods shall commence in each calendar year. The Purchase Periods shall consist of the six-month periods commencing on each February 16 and August
16.

               (c) ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the International Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location at the time specified by the Company. Any participant in the 2002 Employee Stock
Purchase Plan who becomes an Eligible Employee for purposes of the International
Plan may transfer at any time

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into the International Plan and that person shall be treated as having been a
Participant in the International Plan as of the beginning of the Offering Period applicable to such participant under the 2002 Employee Stock Purchase Plan.

               (d) DURATION OF PARTICIPATION. Once enrolled in the International
Plan, a Participant shall continue to participate in the International Plan until he or she ceases to be an Eligible Employee, withdraws from the International Plan under Section 5(a) or reaches the end of the Purchase Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section
4(d) or withdrew from the International Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Purchase
Period ending in the next calendar year, if he or she then is an Eligible
Employee.

               (e) APPLICABLE OFFERING PERIOD. For purposes of calculating the
Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

               (i) Once a Participant is enrolled in the International Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or
        (iii) below.

               (ii) In the event that the Fair Market Value of Stock on the first trading day of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

               (iii) Any other provision of the International Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

               (iv) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

               (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the International Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the International Plan. On the last business day of each Purchase Period,


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the payroll deductions, in the currency in which collected from the Participant, shall be converted into U.S. Dollars at the exchange rate in effect for that day.

               (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 2% nor more than 10%. Payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the International Plan shall be collected in the currency in which the Participant is paid his or her Cash
Compensation. Any changes or fluctuations in the exchange rate at which the currency collected from the Participant through such payroll deductions is converted into U.S. Dollars on each purchase date under the International Plan shall be borne solely by the Participant.

               (c) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 2% nor more than 10%.

               (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after the Company has received such form. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

               (e) LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than 4 elections, or such lesser number as the Committee prescribes, under Subsection (c) or (d) above during any Purchase Period.

SECTION 5. WITHDRAWAL FROM THE INTERNATIONAL PLAN.

               (a) WITHDRAWAL. A Participant may elect to withdraw from the International Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of a Purchase Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's International Plan Account shall be refunded to him or her in the currency in which the Participant is paid, without interest. No partial withdrawals shall be permitted.

               (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the International Plan shall not be a Participant until he or she re-enrolls in the International Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.


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SECTION 6. CHANGE IN EMPLOYMENT STATUS.

               (a) TERMINATION OF EMPLOYMENT. Termination of employment as an
Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the International Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

               (b) LEAVE OF ABSENCE. For purposes of the International Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

               (c) DEATH. In the event of the Participant's death, the amount credited to his or her International Plan Account shall be refunded in the currency in which the Participant is paid through the Company's payroll services to the individual or entity entitled to receive the Participant's final paycheck.

SECTION 7. INTERNATIONAL PLAN ACCOUNTS AND PURCHASE OF SHARES.

               (a) INTERNATIONAL PLAN ACCOUNTS. The Company shall maintain an
International Plan Account on its books in the name of each Participant.
Whenever an amount is deducted from the Participant's Compensation under the International Plan, such amount shall be credited to the Participant's
International Plan Account. Amounts credited to International Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes, except to the extent otherwise required by applicable law. No interest shall be credited to International Plan
Accounts, unless required by applicable law.

               (b) PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of a Purchase Period shall be the lower of:

               (i) 85% of the Fair Market Value of such share on the last trading day in such Purchase Period; or

               (ii) 85% of the Fair Market Value of such share on the first trading day of the applicable Offering Period (as determined under Section 3(e)).

               (c) NUMBER OF SHARES PURCHASED. As of the last day of each Purchase Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the International
Plan in accordance with Section 5(a). The amount then in the Participant's
International Plan Account (as converted into U.S. Dollars) shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's International Plan Account.
The foregoing notwithstanding, no Participant shall purchase more than 5,000 shares of Stock with respect to


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any Purchase Period or more than the amounts of Stock set forth in Sections 8(b)
and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

               (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during a Purchase Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants in both this Plan and the 2002 Employee Stock Purchase Plan have elected to purchase.

               (e) ISSUANCE OF STOCK. Certificates representing the shares of
Stock purchased by a Participant under the International Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable
Purchase Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee.
Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

               (f) TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the International Plan. The Company shall not be required to issue any shares of Stock under the International Plan until such obligations are satisfied.

               (g) UNUSED CASH BALANCES. An amount remaining in the
Participant's International Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's International
Plan Account to the next Purchase Period. Any amount remaining in the Participant's International Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above,
Section 8(b) or Section 13(a) shall be refunded to the Participant in the currency in which the Participant is paid, without interest.

               (h) STOCKHOLDER APPROVAL. Approval by the Company's stockholders of the adoption of the International Plan or of any amendment thereto shall be obtained only to the extent required by applicable law.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

               Unless this provision is waived by the Committee, and any other provision of the International Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

               (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A)
        $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this International Plan and all other


                                       5
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        employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

               (ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this International Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

               (iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this International Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the International Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Purchase Period ending in the next calendar year
(if he or she then is an Eligible Employee). In applying the provisions of this
Section 8(b), it is intended that the number of shares purchasable shall in no event be less than the maximum number permitted by Treas. Reg. Section
1.423-2(i). The Committee may waive this Section 8 to the extent it deems necessary or desirable to comply with applicable laws.

SECTION 9. RIGHTS NOT TRANSFERABLE.

               The rights of any Participant under the International Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the International Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the International Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the International Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

               Nothing in the International Plan or in any right granted under the International Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating
Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.


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

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

               A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the International Plan until such shares have been purchased on the last day of the applicable Purchase Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

               Shares of Stock shall not be issued under the International Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state and foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE INTERNATIONAL PLAN.

               (a) AUTHORIZED SHARES. The total number of shares that may be issued in the aggregate under this International Plan, the 2002 Employee Stock
Purchase Plan, and the 1993 Employee Stock Purchase Plan (the "1993 Plan") shall not exceed 21,893,518 (subject to adjustment pursuant to this Section 13). Share issuances under the 1993 Plan and the 2002 Employee Stock Purchase Plan shall reduce on a share-for-share basis the number of shares available for issuance under this International Plan. On January 1 of each year, commencing with January 1, 2003, the aggregate number of shares of Stock available for purchase under this International Plan and the 2002 Employee Stock Purchase Plan shall automatically be increased by 1% of the total outstanding Stock of the Company as of December 31 of the preceding year, but in no event shall such number exceed 600,000 shares (subject to adjustment pursuant to this Section 13).

               (b) ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the International Plan, the 5,000-share limitation described in Section 7(c), the 600,000-share limitation described in Section 13(a), and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

               (c) REORGANIZATIONS. Any other provision of the International
Plan notwithstanding, immediately prior to the effective time of a Corporate
Reorganization, the Offering Period and Purchase Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the International Plan is continued or assumed by the surviving corporation or its parent corporation. The International Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.


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SECTION 14. AMENDMENT OR DISCONTINUANCE.

               The Board shall have the right to amend, suspend or terminate the International Plan at any time and without notice. The International Plan and amendments thereto shall be subject to approval by a vote of the stockholders of the Company only to the extent required by applicable law or regulation. The
International Plan shall terminate automatically 20 years after its adoption by the Board unless the International Plan is extended by the Board.

SECTION 15. DEFINITIONS.

               (a) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

               (b) "CODE" means the Internal Revenue Code of 1986, as amended.

               (c) "COMMITTEE" means a committee of the Board, as described in
Section 2.

               (d) "COMPANY" means VERITAS Software Corporation, a Delaware corporation.

               (e) "COMPENSATION" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.
The Committee shall determine whether a particular item is included in Compensation.

               (f) "CORPORATE REORGANIZATION" means:

               (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

               (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

               (g) "ELIGIBLE EMPLOYEE" means any employee of a Participating
Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the International Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the International Plan.

               (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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

               (i) "FAIR MARKET VALUE" means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.
Such determination shall be conclusive and binding on all persons.

               (j) "INTERNATIONAL PLAN" means this VERITAS Software Corporation
2002 International Employee Stock Purchase Plan, as it may be amended from time to time.

               (k) "INTERNATIONAL PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

               (l) "OFFERING PERIOD" means a 24-month period with respect to which the right to purchase Stock may be granted under the International Plan, as determined pursuant to Section 3(a).

               (m) "PARTICIPANT" means an Eligible Employee who elects to participate in the International Plan, as provided in Section 3(c).

               (n) "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating
Company.

               (o) "PURCHASE PERIOD" means a six-month period during which contributions may be made toward the purchase of Stock under the International
Plan, as determined pursuant to Section 3(b).

               (p) "PURCHASE PRICE" means the price at which Participants may purchase Stock under the International Plan, as determined pursuant to Section
7(b).

               (q) "STOCK" means the Common Stock of the Company.

               (r) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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